EXHIBIT 21.1

Direct of Indirect Subsidiaries of Inergy, L.P.

Name	Jurisdiction
Inergy Propane, LLC	Delaware
L & L Transportation, LLC	Delaware
Inergy Transportation, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Canada Company	Canada

Certain subsidiaries of Inergy, L.P. do business under the following names:

•	Bastrop Propane

•	Best Butane Co.

•	Bradley Propane

•	Burnet Propane

•	Burnwell Gas

•	Centex Butane Co.

•	Central Carolina Gas

•	Coleman’s Putman Propane

•	Country Gas

•	Deck’s Propane

•	Direct Propane

•	Dobbins Propane

•	Dorsey Propane Gas Company

•	Farmers LP Gas Co.

•	Frankston Reliance Gas Co.

•	Gas Tec

•	Gaylord Gas

•	Gilbert Gas Co.

•	Gilmer Butane Gas & Electric

•	Great Lakes Propane

•	Hall Propane Co.

•	Hancock Gas Company

•	Hancock Gas Service

•	Hancock Propane Company

•	Harper/Shelby LP Gas

•	Highland Propane Company

•	Hoosier Propane

•	Independent Gas Co.

•	Independent Propane

•	Inergy Services

•	Johnson & Johnson

•	Langston Propane Gas Company

•	Live Oak Gas Co.

•	Marshall Propane

•	McCracken Propane

•	Midtex LP Gas

•	Mount Vernon Bottled Gas

•	Nelson Propane

•	Ottawa Gas

•	Penny’s Propane Co.

•	Peoples Gas and Appliance

•	Petersen Propane Company

•	Phillips Oil & Propane

•	Plum Creek Propane

•	Premier Propane

•	Pro Gas Sales & Service

•	Propane Gas Service Co.

•	Reliance Gas Co.

•	Sarpol Gas

•	Shelby LP Gas

•	Southeast Propane

•	Spe-D-Gas Company

•	Sullivan County Gas Service

•	Tarkington Propane

•	Taylor Propane Gas Co.

•	United Propane

•	Willis Propane